Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of iCAD, Inc. (“the Company”) of our reports dated March 22, 2007, relating to the consolidated financial statements, the effectiveness of iCAD, Inc.’s internal control over financial reporting and financial statement schedule appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Boston, Massachusetts
July 16, 2007